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                                                                  EXHIBIT 10.19

                      WYNOPT INVESTMENT PARTNERSHIP, L.P.



                                                                  April 14, 1997


Patriot American Hospitality, Inc.
c/o Goodwin Procter & Hoar, LLC
Exchange Place
Boston, MA

Dear Sir,

     Reference is made to the Merger Agreement dated the date hereof (the "Merger Agreement") between Patriot American Hospitality, Inc. ("Purchaser") and Wyndam Hotel Corporation ("Winner"). The undersigned is the owner of certain shares of common stock of Winner (the "Shares") to be exchanged for shares of stock of California Jockey Club and Bay Meadows Operating Company pursuant to the Merger Agreement.

     In consideration thereof, the undersigned hereby agrees, during the term specified below, not to sell, transfer, assign or otherwise dispose of (collectively, "Transfer") the Shares to any person or entity without Purchaser's prior written consent, which consent may not be unreasonably withheld or delayed (it being understood, however, that, without limitation, withholding consent shall not be deemed to be unreasonable for purposes hereof if such Transfer is to any person or entity whose Share ownership at the time of such Transfer is (or would become upon consummation of the merger between Purchaser and Winner) attributed to an existing or potential owner of Paired Shares of Purchaser and Winner within the meaning of Section 318 (as modified by Section ???(d)(5)) of the Internal Revenue Code); provided that no such Transfer shall be made unless prior thereto the proposed transferee shall have entered into a written agreement with Purchaser, reasonably satisfactory to Purchaser, in which such transferee shall agree to be bound by all the terms and conditions of this letter agreement.

     This letter agreement shall terminate on the same date as the date of the termination of the "Proxy Term," as that term is defined in Section 2.02(d) of the Proxy Agreement dated the date

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hereof among Purchaser and CF Securities, L.P. pursuant to the terms thereof.

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its rules of conflict of laws.

                                Very truly yours,


                                WYNOPT INVESTMENT PARTNERSHIP, L.P.

                                By:  Wynopt Investment GenPar, Inc.,
                                     Its General Partner

                                By: /s/ Daniel A. Decker
                                   --------------------------
                                   Name:  Daniel A. Decker
                                   Title: President

Agreed and accepted
this 14th day of April, 1997

PATRIOT AMERICAN HOSPITALITY, INC.


By: /s/ Paul A. Nussbaum
    --------------------------
    Name:  Paul A. Nussbaum
    Title: Chairman and CEO